EXHIBIT 99.1

                      [LETTERHEAD OF DHB INDUSTRIES, INC.]

                      2101 SW 2ND STREET  POMPANO BEACH, FL  33069
                      TEL: 954-630-0900   WWW.DHBINDUSTRIES.COM


                             COMPANY CONTACT: Media Relations/Investor Relations
                                              Glenn Wiener
                                              212-786-6013
                                              pr@dhbt.com or ir@dhbt.com
FOR IMMEDIATE RELEASE

  DHB INDUSTRIES ANNOUNCES APPOINTMENT OF JACK. A. HENRY TO BOARD OF DIRECTORS

         POMPANO BEACH, FLORIDA, NOVEMBER 16, 2006 - DHB Industries Inc. (OTC Pink Sheets: DHBT.PK), a leader in the field of protective body armor, announced today the appointment of Jack A. Henry to its Board of Directors. In addition to his election as Director, Mr. Henry will also serve as Chairman of the Audit Committee.

         Mr. Henry is the founder of Sierra Blanca Ventures, LLC, a private advisory and investment firm. Prior to founding the Company in 2000, he served as Managing Partner of the Phoenix office of Arthur Andersen LLP, and spent over 18 years there in various consulting and managerial positions. Mr. Henry currently serves on the Board of Directors of Vodavi Technology Inc. (NASDAQ:
VTEK), a provider of communications solutions, White Electronic Designs Corporation (NASDAQ: WDEC), a provider of advanced technology solutions and Vista Care Inc. (NASDAQ: VSTA), a provider of hospice service in the U.S. Furthermore, Mr. Henry sits on various committees for each, including the Audit, Compensation, Corporate Governance and Nominating committees of Vodavi Technology; he serves as the Chairman of the Audit Committees of White Electronics and Vista Care, where he also serves on the Investment Committee. Mr. Henry previously served on the Board of Directors of Simula, Inc., Tickets.com and SOS Staffing Services, Inc., all publicly traded companies.

         Senator William Campbell, DHB's Chairman of the Board stated, "It is with great pleasure that we welcome Jack to our Board of Directors. I look forward to working with him personally and believe he will be a tremendous asset to our organization given his extensive experience in finance, consulting and operations, as well as his diverse board experience. Jack's knowledge and track record in the areas of corporate governance and compliance will serve our company well, both now and into the future."

         Mr. Henry is an active member in the Arizona community, serving as President of the Arizona Chapter of the National Association of Corporate Directors and previously served as Chairman of the Arizona Chamber of Commerce. Mr. Henry holds both a Bachelors and Masters of Business Administration from the University of Michigan.

         Concurrent with Mr. Henry's appointment, DHB Industries elected to increase the Board of Directors from five to six members, of which five are independent Directors.


                                     -MORE-

ABOUT DHB INDUSTRIES INC

DHB Industries Inc.'s highly recognized subsidiaries, Point Blank Body Armor, Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America
(PACA) (www.pacabodyarmor.com) are in the protective body armor industry and are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. Company subsidiary NDL Products, Inc. (www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains, as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries Inc. visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) EXPECTATIONS AS TO THE TIMING OF THE FILING OF THE REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006, (2) ANY LISTING REQUIREMENTS WHICH MAY BE PRESCRIBED OR ANY DETERMINATION WHICH MAY BE MADE BY THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO
OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.


                                    - #### -